Exhibit 23.3


                             BEIJING SAGE LAW FIRM



To the Board of Directors of
CathayOnline, Inc.


Gentleman:

         We hereby consent to references to our name in CathayOnline, Inc.'s filing on Form 8-K with the United States Securities and Exchange Commission and to the inclusion of our opinion as an exhibit therewith.

Dated: March 31, 2000
                                                        Very truly yours,


                                                        Beijing Sage Law Firm


                                                         /s/ ZIIANG Wei